Exhibit 99.1

Investors and Shareholders:

Geoff Ribar

SiRF Technology Holdings, Inc.

(408) 392-8342

gribar@sirf.com

FOR IMMEDIATE RELEASE

SiRF Technology Holdings Inc. Announces Financial Results for Second Quarter 2006

SiRF Reports Record Revenues for Second Quarter 2006

SAN JOSE, Calif.— July 25, 2006/PRNewswire/ — SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a leading provider of GPS-enabled silicon and premium software location platforms, today reported unaudited financial results for its second quarter ended June 30, 2006.

Net revenue in the second quarter of fiscal 2006 was $57.2 million, an increase of 61 percent from $35.4 million reported in the second quarter of 2005. Net revenue in the first six months of fiscal 2006 was $109.9 million, an increase of 76 percent from $62.4 million in the first six months of fiscal 2005. Gross margin in the second quarter ended June 30, 2006 was 56.3 percent, as compared to 56.0 percent in the second quarter of 2005. Gross margin in the first six months of fiscal 2006 was 55.7 percent, as compared to 56.0 percent in the first six months of fiscal 2005.

Net income for the second quarter of fiscal 2006 was $1.7 million or $0.03 per diluted share based on 56.0 million weighted average shares outstanding. This compares with net income of $3.9 million or $0.07 per diluted share based on 52.0 million weighted average shares outstanding in the second quarter of fiscal 2005. Net loss for the first six months of fiscal 2006 was $9.3 million or $0.18 loss per diluted share based on 50.7 million weighted average shares outstanding. This compares with net income of $5.5 million or $0.11 per diluted share based on 51.2 million weighted average shares outstanding in the first six months of fiscal 2005.

SiRF reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of amortization of acquisition-related intangibles, employee stock compensation expense, acquired in-process research and development and expenses related to acquisition-related contingent payments. Non-GAAP net income for the second quarter of fiscal 2006 was $11.0 million or $0.20 per diluted share, as compared to non-GAAP net income of $7.4 million or $0.14 per diluted share for the second quarter of fiscal 2005. Non-GAAP net income for the second quarter of fiscal 2006 excludes $1.4 million in amortization of acquisition-related intangibles, $6.9 million in employee stock compensation expense, and $1.1 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the second quarter of fiscal 2005 excludes $1.3 million in amortization of acquisition-related intangibles, $1.4 million in employee stock compensation expense and a one-time charge of $760,000 for acquired in-process research and development. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the second quarter of fiscal 2006 were 56.0 million, compared with 52.0 million for the second quarter of fiscal 2005.

Non-GAAP net income for the first six months of fiscal 2006 was $19.8 million or $0.39 per diluted share, as compared to non-GAAP net income of $10.8 million or $0.21 per diluted share for the first six months of fiscal

2005. Non-GAAP net income for the first six months of fiscal 2006 excludes $2.7 million in amortization of acquisition-related intangibles, $11.6 million in employee stock compensation expense, a one-time charge of $13.3 million for acquired in-process research and development and $1.5 million of expenses related to acquisition-related contingent payments. Non-GAAP net income for the first six months of fiscal 2005 excludes $2.4 million in amortization of acquisition-related intangibles, $2.0 million in employee stock compensation expense and a one-time charge of $760,000 for acquired in-process research and development. Weighted average shares outstanding used in computing diluted non-GAAP net income per share for the first six months of fiscal 2006 were 50.7 million, compared with 51.2 million for the first six months of fiscal 2005.

Total cash, cash equivalents and short-term investments were $106.0 million at June 30, 2006, compared with $117.9 million at December 31, 2005. Long-term investments were $33.6 million at June 30, 2006, compared with $20.8 million at December 31, 2005.

“Q2 was yet another excellent quarter for SiRF. We have once again reported record revenues and record shipment volumes with a good gross margin and a strong operating profit,” said Dr. Michael Canning, President and CEO.

Quarterly conference call details:

SiRF will host a conference call on Tuesday, July 25, 2006, at approximately 4:30 PM EDT/1:30 PM PDT to discuss its second quarter fiscal 2006 results. The conference call will be webcast live via the Internet in the investor relations section of the SiRF website at http:www.sirf.com. Interested parties should access the site, downloading any necessary audio software, at least ten minutes prior to the call. An archived webcast replay of the call will be available at the web site for twelve months.

To listen to the call, please dial (877) 707-9628 (domestic) or (785) 832-2422 (international) approximately 10 minutes prior to the start time. The pass code is: SIRF. A telephonic replay will be available approximately two hours following the earnings call and will remain available for one week. The telephone playback of the conference call can be accessed by dialing (800) 283-8520.

About SiRF Technology Holdings, Inc.:

SiRF Technology Holdings, Inc. develops and markets semiconductor and premium software products that are designed to enable location-awareness utilizing GPS and other location technologies in high-volume mobile consumer devices and commercial applications. SiRF’s technology has been integrated into mobile consumer devices, such as automobile navigation systems, mobile phones, PDAs, GPS-based peripherals and handheld GPS navigation devices, and into commercial applications, such as asset tracking devices and fleet management systems. SiRF markets and sells its products in four target platforms: automotive, consumer electronics, mobile computing, and wireless devices. Founded in 1995, SiRF is headquartered in San Jose, Calif., and has sales offices, design centers and research facilities around the world. The company trades on the Nasdaq Stock Exchange under the symbol SIRF. Additional information about SiRF and its Location Technology solutions can be found at www.sirf.com.

USE OF NON-GAAP FINANCIAL INFORMATION:

To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, SiRF uses non-GAAP additional measures of operating results, net income and net income per share adjusted to exclude certain expenses it believes appropriate to enhance an overall understanding of SiRF’s past financial performance and also its prospects for the future. We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

SiRF management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business. SiRF believes it is useful for itself and investors to review, as applicable, both GAAP information, which includes amortization of acquisition-related intangibles, employee stock compensation expense, one-time charges for acquired in-process research and development and expenses related to acquisition-related contingent payments, and the non-GAAP measures, which exclude this information, in order to assess the performance of our continuing businesses and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. SiRF believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Our non-GAAP financial measures reflect adjustments based on the following items:

•	Amortization of acquisition-related intangibles: SiRF has excluded the effects of amortization of acquisition-related intangibles from our non-GAAP net income because these costs are associated with the acquisition of companies that we would not have otherwise incurred. This non-GAAP adjustment is intended to reflect acquisition-related expense incurred that is not directly associated with our continuing operations.

•	Stock compensation expense: Our operating expenses include stock compensation expense related to the adoption of Statement of Financial Accounting Standard 123R, Share-Based Payment (SFAS No. 123R), which requires us to recognize a non-cash expense related to the fair value of all our employee stock-based compensation awards. In periods prior to the adoption of SFAS No. 123R, when employee stock-based compensation awards had an exercise price equal to or above the market value of the underlying common stock on the date of grant, no stock compensation expense was recognized in our statement of operations. In periods prior to the adoption of SFAS No. 123R, we recorded stock compensation expense associated with equity awards issued in conjunction with acquisitions and pre-IPO options granted at less than deemed fair market value. We believe it is useful to highlight the effect of this stock compensation expense because; historical practices under previously applicable accounting principles were not on the same basis. However, stock-based compensation is a key incentive offered to our employees, and we believe it contributed to the revenue earned during the period and will contribute to our future revenue generation. Stock compensation expenses will recur in future periods.

•	Acquired In-process research and development: SiRF incurred a one-time charge in connection with the acquisition of TrueSpan during the first quarter of fiscal 2006 and the acquisition of Motorola’s GPS chip set product line during the second quarter of fiscal 2005 that we would not have otherwise incurred. In-process research and development consists of technology projects which, as of acquisition date, had not yet reached technological feasibility and there are no future alternative uses that exist. We believe it is useful for investors to understand the effect of this expense on our statement of operations.

•	Expenses related to acquisition-related contingent payments: SiRF has excluded the effects of acquisition-related contingent payments from our non-GAAP net income because these costs are associated with the acquisition of companies that we would not have otherwise incurred. These non-GAAP adjustments are intended to reflect additional acquisition-related payments and are not directly associated with our continuing operations. We believe these adjustments are useful to investors as this expense is not part of our continuing operations.

FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including but not limited to, statements regarding our revenue, the benefits to our management and investors of using non-GAAP measurements, the purpose of using non-GAAP measurement, the recurrence of these expenses in the future and the contribution of stock-based compensation to our revenue are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “to,” “being,” “possible,” “may,” “address,” “designed to,” “provide,” “anticipate,” “believe,” “expect,” “plan,” “will,” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and reported results should not be considered as an indication of future performance. SiRF’s actual results could differ materially from those discussed in these forward-looking statements as a result of risks and uncertainties, including, among others, the market for GPS-based location awareness capabilities, our ability to keep pace with rapid technological change, the semiconductor industry, international operations and our ability to compete, and other risks and uncertainties discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and from time to time in SiRF’s SEC reports. These forward-looking statements speak only as of the date hereof. We do not undertake any obligation to update forward-looking statements.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	June 30, 2006 (Unaudited)	December 31, 2005 (1)
ASSETS
Current Assets:
Cash and cash equivalents	$65,737	$83,882
Marketable securities	40,310	34,060
Accounts receivable, net	25,336	11,918
Inventories	12,070	13,567
Current deferred tax assets	11,533	15,495
Prepaid expenses and other current assets	6,754	5,575

Total current assets	161,740	164,497
Long-term investments	33,613	20,844
Property and equipment, net	7,808	9,063
Goodwill	55,967	53,790
Identified intangible assets, net	22,550	23,865
Long-term deferred tax assets	34,052	12,347
Other long-term assets	1,038	1,409

Total assets	$316,768	$285,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,376	$9,711
Accrued payroll and related benefits	6,552	5,363
Other accrued liabilities	3,803	2,653
Deferred margin on shipments to distributors	450	1,196
Advance contract billings	281	470
Rebates payable	2,114	2,964
Current portion of long-term obligations	2	14

Total current liabilities	24,578	22,371
Long-term deferred tax liability	163	169
Long-term obligations	297	439

Total liabilities	25,038	22,979

Commitments and Contingencies
Stockholders’ Equity:
Common stock	5	5
Additional paid-in-capital	332,023	305,544
Deferred stock-based compensation	—	(11,697)
Accumulated other comprehensive loss	(410)	(406)
Accumulated deficit	(39,888)	(30,610)

Total stockholders’ equity	291,730	262,836

Total liabilities and stockholders’ equity	$316,768	$285,815

(1)	The condensed consolidated balance sheet information was derived from SiRF Technology Holdings, Inc. audited consolidated financial statements for the year ended December 31, 2005 as presented in its December 31, 2005 Form 10-K.

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED GAAP STATEMENT OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Revenue:
Product revenue	$54,386	$32,522	$104,549	$57,543
License royalty revenue	2,784	2,888	5,301	4,898

Net revenue	57,170	35,410	109,850	62,441
Cost of revenue:
Cost of product revenue (a)	24,998	15,580	48,623	27,488

Gross profit	32,172	19,830	61,227	34,953
Operating expenses:
Research and development(b)	19,376	8,547	36,401	14,805
Sales and marketing(b)	4,583	3,276	9,032	6,542
General and administrative(b)	4,761	2,487	8,528	5,434
Amortization of acquisition-related intangibles	1,383	1,281	2,706	2,439
In-process research and development	—	760	13,251	760

Total operating expenses	30,103	16,351	69,918	29,980

Operating income (loss)	2,069	3,479	(8,691)	4,973
Other income, net	1,364	898	2,666	1,753

Net income (loss) before provision for income taxes	3,433	4,377	(6,025)	6,726
Provision for income taxes	1,746	482	3,253	1,202

Net income (loss)	$1,687	$3,895	$(9,278)	$5,524

Net income (loss) applicable to common stockholders per share:
Basic	$0.03	$0.08	$(0.18)	$0.12

Diluted	$0.03	$0.07	$(0.18)	$0.11

Weighted average number of shares used in per share calculations:
Basic	51,129	47,474	50,660	47,294

Diluted	56,024	52,001	50,660	51,222

__________
(a) Cost of product revenue includes:
Stock compensation expense	$195	$71	$260	$127

(b) Operating expenses include the following stock compensation expense:
Research and development	4,528	1,025	7,838	1,244
Sales and marketing	965	163	1,623	321
General and administrative	1,194	160	1,878	341

	$6,687	$1,348	$11,339	$1,906

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Three months ended June 30,
	2006			2005
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$54,386		$54,386	$32,522		$32,522
License royalty revenue	2,784		2,784	2,888		2,888

Net revenue	57,170		57,170	35,410		35,410
Cost of revenue:
Cost of product revenue (a)	24,998	(195)	24,803	15,580	(71)	15,509

Gross profit	32,172		32,367	19,830		19,901
Operating expenses:
Research and development (b)	19,376	(5,622)	13,754	8,547	(1,025)	7,522
Sales and marketing (b)	4,583	(965)	3,618	3,276	(163)	3,113
General and administrative (b)	4,761	(1,194)	3,567	2,487	(160)	2,327
Amortization of acquisition-related intangibles	1,383	(1,383)	—	1,281	(1,281)	—
In-process research and development	—	—	—	760	(760)	—

Total operating expenses	30,103		20,939	16,351		12,962

Operating income	2,069		11,428	3,479		6,939
Other income, net	1,364		1,364	898		898

Net income before provision for income taxes	3,433		12,792	4,377		7,837
Provision for income taxes	1,746		1,746	482		482

Net income	$1,687		11,046	$3,895		$7,355

Net income applicable to common stockholders per share:
Basic	$0.03		$0.22	$0.08		$0.15

Diluted	$0.03		$0.20	$0.07		$0.14

Weighted average number of shares used in per share calculations:
Basic	51,129		51,129	47,474		47,474

Diluted	56,024		56,024	52,001		52,001

_________
(a) Cost of product revenue includes:
Stock compensation expense	$195	(195)	—	$71	(71)	—

(b) Operating expenses include the following stock compensation expense:
Research and development	4,528	(4,528)	—	1,025	(1,025)	—
Sales and marketing	965	(965)	—	163	(163)	—
General and administrative	1,194	(1,194)	—	160	(160)	—

	$6,687		—	$1,348		—

An itemized reconciliation between net income on a GAAP basis and non-GAAP basis is as follows:

	Three months ended June 30,
	2006	2005
GAAP net income	$1,687	$3,895
Amortization of acquisition-related intangibles	1,383	1,281
Stock compensation expense	6,882	1,419
In-process research and development	—	760
Acquisition-related contingent payments	1,094	—

Non-GAAP net income	$11,046	$7,355

Weighted average number of shares used in non-GAAP diluted per share calculations	56,024	52,001

Non-GAAP diluted net income per share	$0.20	$0.14

SiRF TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

GAAP BASIS to NON-GAAP BASIS RECONCILIATION

(In thousands, except per share amounts)

(Presentation is not based on a comprehensive set of accounting rules or principles)

(Unaudited)

	Six months ended June 30,
	2006			2005
	GAAP	Reconciling Items	Non- GAAP	GAAP	Reconciling Items	Non- GAAP
Revenue:
Product revenue	$104,549		$104,549	$57,543		$57,543
License royalty revenue	5,301		5,301	4,898		4,898

Net revenue	109,850		109,850	62,441		62,441
Cost of revenue:
Cost of product revenue (a)	48,623	(260)	48,363	27,488	(127)	27,361

Gross profit	61,227		61,487	34,953		35,080
Operating expenses:
Research and development (b)	36,401	(9,315)	27,086	14,805	(1,244)	13,561
Sales and marketing (b)	9,032	(1,623)	7,409	6,542	(321)	6,221
General and administrative (b)	8,528	(1,878)	6,650	5,434	(341)	5,093
Amortization of acquisition-related intangibles	2,706	(2,706)	—	2,439	(2,439)	—
In-process research and development	13,251	(13,251)	—	760	(760)	—

Total operating expenses	69,918		41,145	29,980		24,875

Operating (loss) income	(8,691)		20,342	4,973		10,205
Other income, net	2,666		2,666	1,753		1,753

Net (loss) income before provision for income taxes	(6,025)		23,008	6,726		11,958
Provision for income taxes	3,253		3,253	1,202		1,202

Net (loss) income	$(9,278)		19,755	$5,524		$10,756

Net income applicable to common stockholders per share:
Basic Basic	$(0.18)		$0.39	$0.12		$0.23

Diluted	$(0.18)		$0.39	$0.11		$0.21

Weighted average number of shares used in per share calculations:
Basic	50,660		50,660	47,294		47,294

Diluted	50,660		50,660	51,222		51,222

_________
(a) Cost of product revenue includes:
Stock compensation expense	$260	(260)	—	$127	(127)	—

(b) Operating expenses include the following stock compensation expense:
Research and development	7,838	(7,838)	—	1,244	(1,244)	—
Sales and marketing	1,623	(1,623)	—	321	(321)	—
General and administrative	1,878	(1,878)	—	341	(341)	—

	$11,339		—	$1,906		—

An itemized reconciliation between net (loss) income on a GAAP basis and non-GAAP basis is as follows:

	Six months ended June 30,
	2006	2005
GAAP net (loss) income	$(9,278)	$5,524
Amortization of acquisition-related intangibles	2,706	2,439
Stock compensation expense	11,599	2,033
In-process research and development	13,251	760
Acquisition-related contingent payments	1,477	—

Non-GAAP net income	$19,755	$10,756

Weighted average number of shares used in non-GAAP diluted per share calculations	50,660	51,222

Non-GAAP diluted net income per share	$0.39	$0.21